UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2020

Penn National Gaming, Inc.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	0-24206 (Commission File Number)	23-2234473 (I.R.S. Employer Identification No.)

825 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

(Address of Principal Executive Offices, and Zip Code)

610-373-2400

Registrant's Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PENN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreement with Dave Williams as Chief Financial Officer

On December 30, 2020, Penn National Gaming, Inc. (the “Company”) entered into a Separation Agreement and General Release (the “Separation Agreement”) with Dave Williams, the Company’s Executive Vice President and Chief Financial Officer. Under the terms of the Separation Agreement, the parties have agreed that Mr. Williams will resign as Executive Vice President and Chief Financial Officer on December 31, 2020 and will remain employed as a non-officer employee in an executive advisory position until February 19, 2021 (the “Final Separation Date”) to assist with the transition of his duties.

Pursuant to the Separation Agreement, Mr. Williams will receive the following: (i) two years pay at his current base salary, which shall be paid in biweekly installments over two years commencing after the Final Separation Date, (ii) a one-time payment of 1.5 times his current base salary payable on the Final Separation Date and (iii) the ability to exercise stock options which vest prior to the Final Separation Date. The Separation Agreement also includes customary release, confidentiality, non-competition and non-solicitation provisions.

The foregoing description of the Separation Agreement is a summary and is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Christine LaBombard as Principal Financial Officer

On December 31, 2020, the Board of Directors (the “Board”) appointed Christine LaBombard as interim principal financial officer of the Company effective as of January 1, 2021 through March 1, 2021. Ms. LaBombard currently serves as the Company’s Senior Vice President and Chief Accounting Officer and principal accounting officer.

Ms. LaBombard, who is 51 years old, joined the Company in October 2018 after the Company’s acquisition of Pinnacle Entertainment, Inc. (“Pinnacle”). From December 2016 until October 2018, Ms. LaBombard served as Pinnacle’s Senior Vice President and Chief Accounting Officer. From September 2013 through December 2016, Ms. LaBombard served as the Vice President of Property Finance.  Ms. LaBombard is a licensed CPA and has over 20 years of accounting experience.

The Company entered into an Executive Agreement with Ms. LaBombard on January 29, 2019. The material terms of the Executive Agreement are described in the Company’s Current Report on Form 8-K filed on January 31, 2019 and are hereby incorporated by reference.

There are no family relationships between Ms. LaBombard and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Felicia Hendrix as Chief Financial Officer

On December 31, 2020, the Board appointed Felicia Hendrix as Executive Vice President and Chief Financial Officer and principal financial officer effective as of March 2, 2021, subject to customary regulatory approvals.

Ms. Hendrix will join the Company as an Executive Advisor on February 22, 2021 until she assumes the role of Executive Vice President and Chief Financial Officer on March 2, 2021. Prior to joining the Company, Ms. Hendrix has served as a Managing Director and Equity Research Analyst at Barclays (an investment banking firm) leading the Gaming, Lodging and Leisure group. As a Managing Director and Equity Research Analyst, Ms. Hendrix has been responsible for providing research analysis and recommendations regarding companies in the Gaming, Lodging and Leisure industries, including the Company. Ms. Hendrix joined Barclays in September 2008. Prior to joining Barclays, Ms. Hendrix was Managing Director at Lehman Brothers Inc. (an investment banking firm) following the Gaming and Leisure sectors. Ms. Hendrix is 51 years old.

There are no family relationships between Ms. Hendrix and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company entered into an Executive Agreement with Ms. Hendrix on December 31, 2020 (the “Executive Agreement”) in connection with her appointment as Executive Vice President and Chief Financial Officer. The Executive Agreement is effective as of December 31, 2020, and will expire on February 22, 2024 (the “Term”) unless terminated earlier by either party. The Executive Agreement provides the terms of Ms. Hendrix’s compensation, as follows: (i) an annual base salary of $650,000, (ii) a target annual bonus of 100% of her base salary, (iii) a one-time signing bonus of $375,000, (iv) a one-time grant of restricted stock with a target value of $250,000, which will vest in two annual installments beginning on the first anniversary of the date of grant and (v) an annual equity grant targeted at 240% of her base salary.

In the event Ms. Hendrix’s employment is terminated without cause or the Executive Agreement is not renewed at the end of the Term, she will be entitled to (i) severance payments equal to 24 months of her base salary in effect on the termination date (such period, the “Severance Period”) and (ii) 1.5 times the targeted amount of an annual cash bonus at the rate in effect on the termination date. During the Severance Period, Ms. Hendrix will also be entitled to reimbursement by the Company for the full cost of purchasing insurance coverage.

If, within 12 months after a change of control, Ms. Hendrix is terminated without cause or resigns for good reason, she will be entitled to receive a lump sum cash payment equal to two times the sum of (i) her annual base salary and (ii) the amount of her targeted bonus. To the extent that Ms. Hendrix receives a change of control payment, she will not be eligible to receive any additional cash severance in the event of a termination of employment during the Term. Prior to receipt of any severance payments, Ms. Hendrix must execute a general release in favor of the Company and its affiliates. The Executive Agreement also contains customary confidentiality, non-competition and non-solicitation provisions.

The foregoing description of the Executive Agreement is a summary and is qualified in its entirety by reference to the full text of the Executive Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On January 4, 2021, the Company issued a press release announcing Ms. Hendrix’s appointment as the Company’s Executive Vice President and Chief Financial Officer and Mr. Williams’ separation from the Company. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Separation Agreement and General Release, dated December 30, 2020, by and between Penn National Gaming, Inc. and Dave Williams
10.2	Executive Agreement, dated as of December 31, 2020 and effective as of December 31, 2020 by and between Penn National Gaming, Inc. and Felicia Hendrix
99.1	Press Release, dated January 4, 2021, issued by Penn National Gaming, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN NATIONAL GAMING, INC.

Date: January 4, 2021
	By:	/s/ Elliot D. Hoops
Elliot D. Hoops
Vice President and Deputy General Counsel